united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, Denis J. Connors notified the Board of Directors of Astoria Financial Corporation (the “Company”) and its wholly-owned subsidiary, Astoria Federal Savings and Loan Association (the ”Association”) that he was retiring as a member of the respective Boards, effective immediately. Mr. Connors’ retirement was not the result of any disagreements with the Company or the Association known to any executive officer. The Board of Directors of both the Company and the Association expressed their gratitude and appreciation for Director Connors’ 19 years and 22 years of respective service, including his service as chairman of the Compensation Committee, a member of the Audit Committee, the Nominating and Governance Committee and the Enterprise Risk Management Committee as well as a member of the Loan Committee of the Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By: /s/	Alan P. Eggleston
Alan P. Eggleston Senior Executive Vice President, Secretary and Chief Risk Officer

Dated: January 4, 2013